                                                                     EXHIBIT 5.1

                               January 6, 2000



SciQuest.com, Inc.
5151 McCrimmon Parkway, Suite 208
Morrisville, North Carolina  27560

Gentlemen:

          We have examined the registration statement on Form S-8 (the "Registration Statement"), to be filed by SciQuest.com, Inc. (the "Company") with the Securities and Exchange Commission on or about January 6, 2000, in connection with the registration under the Securities Act, as amended of an aggregate of 4,911,058 shares (the "Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), reserved for issuance under the SciQuest.com, Inc. Stock Option Plan and the SciQuest.com, Inc. 1999 Stock Incentive Plan (collectively, the "Plans").

          As counsel for the Company, we have examined such corporate records, other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of Common Stock under the Plans. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have further assumed that the appropriate action will be taken, prior to the offer and sale of the Shares to register and qualify the Shares for sale under all applicable state securities laws.

          Based upon and subject to the foregoing, it is our opinion that when sold in the manner referred to in the Plans and pursuant to the agreements which accompany the awards made under the Plans, the Common Stock issued thereunder will be legally issued, fully paid and nonassessable.

          It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. We express no opinion herein as the laws of any state or jurisdiction other than the state laws of the North Carolina, the Delaware General Corporation Law and the federal laws of the United States of America.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement, including the Prospectuses constituting a part thereof, and in any amendment thereto.

          Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

                                             Very truly yours,

                                             HUTCHISON & MASON PLLC

                                             /s/  Hutchison & Mason PLLC